UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, the Company announced the departure of Michael Demurjian as Executive Vice President, Chief Operating Officer and director of the Company. Michael Demurjian gave notice of resignation from employment and the Board of Directors (the “Board”) on March 15, 2019, effective that same day.

In connection with his resignation, the Company and Mr. Demurjian entered into a Release Agreement, dated March 15, 2019 (the “Release Agreement”). Under the Release Agreement, Mr. Demurjian agreed not to sell or otherwise transfer any equity in the Company until one week after the Company files its Annual Report on Form 10-K for the year ended March 31, 2019, with further sale limitations imposed through March 5, 2024. As part of the Release Agreement, Mr. Demurjian’s departure will be treated as a termination without cause, and he will be entitled to continued payment of his current base salary through March 5, 2024 pursuant to the terms of his employment agreement with the Company, dated March 5, 2015. Additionally, Mr. Demurjian’s vested stock options will remain exercisable until March 5, 2024, and he will immediately forfeit all unvested stock options. Mr. Demurjian also agreed, among other things, not to compete with the Company and not to solicit the Company’s employees, officers, managers or full-time consultants until March 5, 2024. The Release Agreement also placed confidentiality and non-disparagement obligations upon Mr. Demurjian and included a release of all claims against the Company. The Company likewise has a non-disparagement obligation, ending on March 5, 2024.

Also on March 15, 2019, the Board approved the appointment of Michele Korfin, the Company’s current Chief Commercial Officer, as the Company’s Chief Operating Officer, and approved the appointment of Dr. Jonathan Eckard, the Company’s current Chief Scientific Affairs Officer, as the Company’s Chief Business Officer, each effective March 15, 2019.

Prior to this appointment, Ms. Korfin, age 47, has served as the Company’s Chief Commercial Officer since October 9, 2018. Ms. Korfin has over 20 years of experience in oncology, focused on drug development, product launches, oncology marketing strategy, commercial sales, market access and government affairs. Before joining the Company, from April 2016 to July 2018, Ms. Korfin was the Vice President of Market Access at Kite Pharma, where she oversaw the market access strategy, including payer relations, reimbursement and government affairs for Yescarta®, the first approved CAR-T therapy in lymphoma. Prior to joining Kite, from 2004 to April 2016, Ms. Korfin spent more than a decade at Celgene in a variety of key strategic and operational roles, including head of the oncology sales force and overseeing the global development programs for REVLIMID® in lymphoma and chronic lymphocytic leukemia. While leading the global development programs for REVLIMID® in Lymphoma and CLL, Ms. Korfin focused on bridging pre-clinical science, translational medicine, clinical development and oversaw the path to successful regulatory approvals. She is also on the board of trustees of BioNJ, an organization that represents the biotechnology industry for New Jersey.

Prior to this appointment, Dr. Eckard, age 44, has served as the Chief Scientific Affairs Officer of Tyme since August 2017. He was previously Chief Business and Strategy Officer of SELLAS Life Sciences, Ltd., a Bermuda-based late stage biopharmaceutical company focused on the development of novel cancer immunotherapies and therapeutics from October 2016 to August 2017. Prior to his employment at SELLAS, Dr. Eckard worked at Barclays plc from March 2015 to October 2016, where he was a director and senior biotechnology analyst. Prior to that, Dr. Eckard covered small- and mid-cap companies in the biotechnology and specialty pharmaceutical sectors as an equity research analyst at Citigroup Inc. from July 2012 to March 2015, Leerink Partners LLC from April 2007 to June 2012 and HSBC Holdings plc from July 2005 to February 2007.

At this time, there have been no changes to the compensation of Ms. Korfin or Dr. Eckard in connection with these appointments.

Item 8.01.	Other Events.

On March 15, 2019, the Board approved an extension of the exercise period for certain warrant agreements representing warrants to purchase up to 3,483,521 shares of common stock. The warrant agreements were issued by the Company in previously disclosed private financing transactions in March and April of 2017 and have an exercise price of $3.00 per share. The warrants will now be exercisable until September 30, 2019. They otherwise would have expired on March 21, 2019 and April 7, 2019, respectively.

The form of notice to warrant holders regarding this extension is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The form of notice amends the Form of Warrant filed on the Company’s Current Report on Form 8-K filed on March 22, 2017.

Also on March 15, 2019, the Board adopted a nominating and governance committee charter establishing a nominating and governance committee. A copy of the nominating and governance committee charter is available on Tyme’s website at https://ir.tymeinc.com. Any information contained on Tyme’s website, including the committee charter, is not incorporated by reference herein and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The Board appointed Messrs. Thompson and Michels as members to the newly formed committee. Mr. Thompson was appointed as chair of the nominating and governance committee. In connection with the establishment of a nominating and governance committee, the Board determined that each of Messrs. Thompson and Michels were independent in accordance with applicable Nasdaq Stock Market (“Nasdaq”) listing rules.

Until March 15, 2019 the Company relied on Nasdaq’s “controlled company exemption” such that the Board did not have a standing nominating committee or a committee performing similar functions. The Company no longer relies on Nasdaq’s “controlled company exemption” for any purpose.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Form of Notice to Warrant Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: March 18, 2019	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer